[GRAPHIC OMITTED]                 Pennsylvania Real Estate Investment Trust
                                  200 South Broad Street
[GRAPHIC OMITTED]                 Philadelphia, PA 19102
                                  www.preit.com
                                  -------------

                                  Phone:  215-875-0700
                                  Fax:     215-546-7311
                                  Toll Free: 866-875-0700

FOR FURTHER INFORMATION:
AT THE COMPANY                           AT KCSA PUBLIC RELATIONS WORLDWIDE
--------------                           ---------------------------------------------
Edward A. Glickman                       Todd Fromer                  Evan Smith, CFA
Executive Vice President and CFO         (Investor Relations)         (Media Relations)
(215) 875-0700                           (212) 896-1215               (212) 896-1251
FOR IMMEDIATE RELEASE
---------------------

              Pennsylvania Real Estate Investment Trust Transforms
                           Strategic Focus to Retail:
              o  Agrees To Purchase Six Rouse Shopping Malls
              o  Signs Agreement To Sell Multifamily Portfolio

PHILADELPHIA, PA, March 6, 2003 - Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI) today announced that it has reached an agreement to purchase from The Rouse Company (NYSE:RSE) six shopping malls in the Philadelphia metropolitan area: Cherry Hill Mall, Moorestown Mall, Plymouth Meeting Mall, The Gallery at Market East, Exton Mall and Echelon Mall. Under the terms of the documentation being finalized for execution, PREIT will acquire the six properties for total consideration of $548 million. Assuming completion of the transactions, the Company will be the largest retail owner/operator in the Philadelphia market, the 4th largest retail market in the United States. The boards of trustees/directors of both companies have approved the transaction.

In the Rouse mall acquisition, PREIT expects to acquire four properties directly from The Rouse Company and two properties from New Castle Associates, which has agreed to acquire those properties from Rouse in exchange for its interest in the Christiana Mall, located in Newark, Delaware. New Castle Associates is a partnership whose partners include Ronald Rubin, PREIT chairman and chief executive officer, and George Rubin, President of PREIT's management subsidiaries and a PREIT trustee.

In addition, PREIT announced that it has signed an agreement with an affiliate of Morgan Properties of King of Prussia, Pennsylvania to sell its multifamily portfolio for $420 million. The transaction, if consummated, will result in PREIT's exit from the multifamily business. A substantial portion of the expected gain from the sale of the Company's multifamily portfolio is expected to meet the requirements for a tax deferred exchange with the Rouse mall acquisition.

Upon completion of the transactions, PREIT's retail portfolio will consist of 28 properties, including 14 shopping malls and 14 strip and power centers, totaling approximately 17.4 million square feet in seven states. The Rouse transaction will increase the Company's gross leasable retail space by approximately 47% from its current total of 11.8 million square feet in 22 properties.

PREIT Transforms Strategic Focus
March 6, 2003
Page 2

As part of the Company's strategy to transform its focus to the retail sector, PREIT also announced that it intends to pursue acquisitions of additional shopping malls and is in discussions with another party to acquire a significant shopping mall portfolio.

Ronald Rubin, PREIT chairman and chief executive officer, said, "The Rouse mall acquisition together with the sale of our multifamily portfolio will firmly secure PREIT in the retail sector and solidify our position as the leading shopping mall REIT in the Philadelphia market. The Rouse transaction presented us with a unique opportunity to further penetrate our core market and significantly strengthen our existing retail portfolio. These high quality assets will, together with Willow Grove Park, serve as an anchor to PREIT's regional mall portfolio. In addition, the expansion of our regional mall portfolio should offer cross-selling opportunities to enhance our existing portfolio."

For modeling purposes, PREIT has assumed that both the Rouse and multifamily transactions close at the end of the second quarter of this year. The transactions are expected to be $0.66 per share accretive to funds from operations (FFO) during the first full 12 months following closing. On a calendar year basis, PREIT expects its FFO per share for 2003 to be in the range of $3.16 to $3.28, resulting in approximately $0.38 per share of FFO accretion.

As part of the Rouse transaction PREIT will assume approximately $285 million of non-recourse mortgage debt, of which approximately $235 million is fixed-rate with a weighted average interest rate of approximately 7.6%. In accordance with GAAP, PREIT expects to record this debt at a premium (in aggregate, approximately $15.3 million) to the current principal balance of the loans. The premium associated with each affected loan will be amortized over such loan's remaining term resulting in an offset to interest expense that will increase FFO. This impact is $0.25 per share for the first full 12 months following closing and $0.13 on a calendar year 2003 basis.

Excluding this FFO adjustment, the transactions are expected to be $0.41 per share accretive to FFO for the first full 12 months following closing and $0.25 per share on a calendar year 2003 basis. Please see Exhibit I to this release for an overview of assumptions related to FFO guidance.

Acquisition of Six Rouse Malls
Located in the metropolitan Philadelphia area, the six Rouse malls to be acquired represent total gross leasable space of approximately 5.6 million square feet. The combined in-line tenant occupancy rate for all six properties is approximately 90% with in-line tenant sales volume of approximately $328 per square foot. PREIT underwrote the acquisition to generate an unleveraged return of approximately 9.9% on cost based on the first full 12 months of anticipated NOI following closing of the transaction (after deducting an assumed management fee equal to 3% of gross revenue).

Under the terms of the transaction, PREIT will acquire four properties directly from affiliates of The Rouse Company for cash and the assumption of debt. In addition, PREIT will acquire the other two properties from New Castle Associates in exchange for PREIT operating partnership units, cash and the assumption of debt. New Castle Associates has agreed to acquire those properties from Rouse in exchange for its interest in the Christiana Mall. PREIT will retain the power center and the development property located adjacent to the Christiana Mall. Upon the sale of the Christiana Mall, PREIT's management and leasing agreement will be terminated, and PREIT will receive a brokerage fee of approximately $2 million from New Castle Associates. PREIT's purchase of the two properties from New Castle Associates in exchange for PREIT operating partnership units, cash and the assumption of debt and the related termination of the management and leasing agreement was approved by a special committee of the PREIT Board, which is comprised of all five independent trustees of PREIT. The transaction is expected to close in the second quarter of 2003.

PREIT Transforms Strategic Focus
March 6, 2003
Page 3

The total consideration for the Rouse mall acquisition (excluding transaction costs of approximately $7 million) is $548 million, which includes approximately $225 million in cash, $38 million in PREIT operating partnership units and assumption of $285 million in non-recourse mortgage debt. PREIT currently expects to fund the cash portion of the purchase price for the Rouse malls primarily from an acquisition term loan. PREIT is currently in discussions with several institutional lenders regarding the terms of the acquisition term loan. PREIT expects to repay the term loan primarily from the cash proceeds from the sale of the multifamily portfolio and additional fixed rate non-recourse debt secured by assets transferred by Rouse on an unencumbered basis.

Sale of Multifamily Portfolio
To strengthen its retail focus, PREIT has entered into an agreement to sell all of its 7,242 apartment units in seven states for $420 million, including approximately $220 million in cash and approximately $200 million in assumed debt. The sale price represents a capitalization rate of approximately 8.1% based on anticipated net operating income less a capital expenditure reserve of $250 per unit during the first 12 months following the closing of the sale. The transaction is expected to close by July 31, 2003. Approximately $24.9 million of the total purchase price, including $13.4 million of assumed debt, relates to four properties that are held in joint ventures. Two of the joint venture partners hold rights of first refusal and two hold veto rights with respect to the sale. The total purchase price is subject to adjustment if any of the properties are not included in the sale. Morgan has made a non-refundable deposit of $3 million and has informed PREIT that it expects to complete financing arrangements for the acquisition in April.

The buyer of the multifamily portfolio has informed PREIT that it currently intends to retain PREIT's multifamily staff. Historically, substantially all of the costs of PREIT's multifamily operation have been expensed as property operating expenses, and therefore PREIT does not expect the sale of its multifamily portfolio to impact its G&A expenses going forward.

"Our strategic departure from apartment communities strengthens our focus on core retail properties. In addition, the expected sale price, which reflects the attractive pricing currently available in the multifamily sale market, combined with the timing of the transaction, will assist in the financing of the Rouse properties and enable the Company to maintain a debt/capitalization ratio after the transactions that is consistent with our current levels," said Rubin.

The agreement of Sale and Purchase between PREIT and Morgan can be found as an exhibit in the Company's 8-K filing with the Securities and Exchange Commission.

Lehman Brothers and Salomon Smith Barney served as lead and co-financial advisors, respectively, on behalf of PREIT for both transactions.

Timing of Transactions
PREIT stated that the parties are finalizing the documentation for execution in connection with the Rouse mall acquisition. PREIT anticipates using the proceeds from the sale of the multifamily portfolio to finance part of the purchase price of the Rouse properties but does not expect any sale of the multifamily portfolio to close prior to the Rouse mall acquisition. PREIT currently expects to use the proceeds from an acquisition term loan to finance the purchase of the six Rouse malls but has not finalized such loan.

PREIT Transforms Strategic Focus
March 6, 2003
Page 4

PREIT also stated that it cannot provide any assurances that it will be successful in acquiring any additional shopping mall portfolios. PREIT does not anticipate issuing any further press releases with respect to the potential shopping mall acquisition until definitive agreements are entered into or the discussions with the other party are terminated.

Conference Call Information
Management has scheduled a conference call for 10:00 a.m. Eastern Standard Time on March 6, 2003 to discuss the Company's transactions in more detail. To listen to the call, please dial (888) 841-5035 at least five minutes before the scheduled start time. Investors can also access the call in a `listen only' mode via the Internet on the Company's website, www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

For individuals unable to join the conference call, a replay of the call will be available through March 13, 2003 at (877) 519-4471 (Passcode: 3790743). The online archive of the webcast will be available for 14 days following the call.

Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on shopping centers (approximately 11.8 million square feet) and apartment communities (approximately 7,242 units) located primarily in the eastern United States. The Company's portfolio currently consists of 45 properties in 10 states. In addition, there are three retail properties under development, which PREIT expects will add approximately 1.0 million square feet to its portfolio. PREIT is headquartered in Philadelphia, Pennsylvania.

The Rouse Company
Headquartered in Columbia, MD, The Rouse Company was founded in 1939 and became a public company in 1956. A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 175 properties encompassing retail, office, research and development and industrial space in 22 states. The Company is also the developer of the planned communities of Columbia, MD and Summerlin, just outside of Las Vegas, NV.

Morgan Properties of King of Prussia, PA
Morgan Properties is a privately-owned owner and operator of 39 apartment complexes with more than 11,000 units in the Mid-Atlantic and Southeastern states. The company was founded in 1985 by Mitchell Morgan and currently employs over 400 persons.

PREIT Transforms Strategic Focus
March 6, 2003
Page 5

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may prevent PREIT from consummating any of the proposed transactions on favorable terms to PREIT, or at all, or if such transactions are consummated, may cause PREIT's actual results to differ significantly from those expressed in any forward-looking statement. Certain factors that could cause PREIT not to consummate such transactions or could cause PREIT's actual results to differ materially from expected results include, without limitation, PREIT's ability to raise capital through public and private offerings of debt and/or equity securities, the availability of adequate financing at reasonable cost, or at all, PREIT's ability to negotiate and enter into definitive agreements with respect to the transactions, satisfaction of closing conditions applicable to such transactions (some of which are beyond PREIT's control), the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and the properties proposed to be acquired and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak of war, terrorist attacks or the escalation of hostilities. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

                            [Exhibits I & II Follow]
                                       ###

PREIT Transforms Strategic Focus
March 6, 2003
Page 6

                    Pennsylvania Real Estate Investment Trust
                            Summary of FFO Accretion
                                    Exhibit I

(all figures in thousands, except per share amounts)

                                                                                              2003 (1)       July '03 - June '04 (2)
                                                                                           -------------     -----------------------
PREIT Stand-Alone FFO per share (range) (3)                                                $2.78 - $2.90          $2.90 - $3.02
PREIT Stand-Alone FFO per share (mid-point) (3)                                            $        2.84          $        2.96
Weighted Average Shares / OP Units Outstanding                                                    18,800                 18,915
                                                                                           -------------          -------------
PREIT Stand-Alone FFO                                                                      $      53,473          $      56,057

Adjustments (mid-point):
  Rouse Transaction
  -----------------
    Net Operating Income (NOI) (4)                                                         $      28,074          $      57,827
    Incremental G&A Attributable to Rouse Transaction                                               (989)                (1,994)
    Brokerage Fee on Sale of Christiana Mall (5)                                                   2,000                  2,000
    Lost Fee Income on Christiana Mall - Terminated Management Agreement                            (583)                (1,165)
    Interest Expense on Assumed Mortgage Debt (6)                                                (10,441)               (20,882)
    Interest Expense Reduction due to Amortization of Premium on Assumed Rouse Debt (7)            2,577                  5,139
    Interest Expense on Acquisition Term Loan (8)                                                   (462)                  (924)
                                                                                           -------------          -------------
  Total FFO                                                                                $      20,176          $      40,001

  Multifamily Transaction
  -----------------------
    Net Operating Income (before Capital Expenditures)                                     $     (17,604)         $     (35,551)
    Interest Expense on Mortgage Debt Assumed by Purchaser (9)                                     6,944                 13,455
                                                                                           -------------          -------------
  Total FFO                                                                                $     (10,659)         $     (22,095)

Incremental FFO Attributable to Both Transactions                                          $       9,517          $      17,906
                                                                                           -------------          -------------
PREIT Pro Forma FFO                                                                        $      62,989          $      73,962
                                                                                           =============          =============

Weighted Average Shares/OP Units Outstanding
    PREIT Stand Alone                                                                             18,800                 18,915
    Incremental OP Units Issued in Purchase of Christiana Mall (7)                                   738                  1,476
                                                                                           -------------          -------------
  Total                                                                                           19,538                 20,391

PREIT Pro Forma FFO per share (mid-point)                                                  $        3.22          $        3.63
    Per share accretion ($, mid-point)                                                     $        0.38          $        0.66
    Per share accretion (%, mid-point)                                                              13.3%                  22.4%
                                                                                           -------------          -------------
PREIT Pro Forma FFO per share (range)                                                      $3.16 - $3.28          $3.57 - $3.69
                                                                                           -------------          -------------

Interest Expense Reduction due to Amortization of Premium on Assumed Rouse Debt per share  $       (0.13)         $       (0.25)

PREIT Pro Forma FFO per share (mid-point)                                                  $        3.09          $        3.38
    Per share accretion ($, mid-point)                                                     $        0.25          $        0.41
    Per share accretion (%, mid-point)                                                               8.7%                  13.9%
                                                                                           -------------          -------------
PREIT Pro Forma FFO per share after Amortization of Premium (range)                        $3.03 - $3.15          $3.32 - $3.44
                                                                                           -------------          -------------

Note: For illustrative purposes, guidance offered by the Company is based on a variance of $0.06 per share relative to the mid-point.

Footnotes:

(1) Assumes both transactions close on June 30, 2003.

(2) Based on the full twelve-month period after the closing of both transactions. Assumed to be the time period from July 2003 through June 2004.

(3) PREIT stand alone FFO per share guidance does not reflect any acquisitions that may have otherwise been included.

(4) Includes $1.2 million of straight line rental income and $3.1 million of incremental management fee income attributable to the portfolio.

(5) One time brokerage fee payable to PREIT-Rubin upon the closing of the exchange of Christiana Mall with The Rouse Company.

(6) Based on $235.1 million of assumed mortgage debt at a weighted average interest rate of 7.6% and the refinancing of an additional $50.0 million of floating rate debt to a fixed rate of 6.0%.

(7) Represents the amortization of the mark-to-market premium (write up of $15.3 million) on the above-market rate debt thus effectively reducing GAAP interest expense.

(8) Purchase of the Rouse portfolio (and the $7.3 million of assumed transaction costs) requires a $232.1 million acquisition term loan on which the interest rate is assumed to be 5.0%. The balance of the consideration is funded by $285.1 million of assumed mortgage debt and $38.0 million of PREIT OP units (1.476 million OP units) valued at the the current market price of $25.75 per share. Assuming the concurrent closing of transactions as described above, the portfolio acquisition will be funded with $213.6 million of cash from the sale of the multifamily portfolio (after transaction costs of $6.3 million) thereby causing the outstanding term loan balance upon completion of both transactions to be $18.5 million.

(9) Based on $200.1 million of mortgage debt assumed by purchaser at a weighted average interest rate of 6.9%.

PREIT Transforms Strategic Focus
March 6, 2003
Page 7

                    Pennsylvania Real Estate Investment Trust
                              Property Information
                                   EXHIBIT II

------------------------------------------------------------------------------------------------------------------------------------
                                        Total Owned
                          Total GLA        GLA             %                                   Lease        Mortgage        Mortgage
                            (in            (in         Occupied   Sales                      Expiration     Balance         Interest
   Mall Name              thousands)    thousands)     In-Line    per SF     Major Tenants      (1)       (in millions)       Rate
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Cherry Hill Mall            1,282          533          94.5%      $404    JCPenney's           N/A           $74            10.6%
Cherry Hill, NJ                                                            Macy's               N/A            60(2)
                                                                           Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
Moorestown Mall             1,036          716          93.9%       312    Boscov's             2005           50          LIBOR
Moorestown, NJ                                                             Lord & Taylor        N/A                        +141 bps.
                                                                           Sears                2022
                                                                           Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
Echelon Mall                1,140          601          80.1%       252    Boscov's             N/A
Voorhees, NJ                                                               Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
Exton Square                1,098          463          89.7%       361    Boscov's             N/A           101            6.95%
Exton, PA                                                                  Sears                N/A
                                                                           JCPenney             N/A
                                                                           Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
The Gallery at Market East    191          191          98.9%       419    K-Mart               N/A
Philadelphia, PA                                                           Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
Plymouth Meeting Mall         823          607          87.4%       244    Boscov's             2015
Plymouth Meeting, PA                                                       Strawbridge's        N/A
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGE               5,570         3,111         90.0%      $328                                      $285
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                        Date of          Date          List
   Mall Name                           Maturity          Bult        Renovated
--------------------------------------------------------------------------------
Cherry Hill Mall                      10/1/2005          1961          1990
Cherry Hill, NJ

--------------------------------------------------------------------------------
Moorestown Mall                      12/31/2003          1963          2000
Moorestown, NJ


--------------------------------------------------------------------------------
Echelon Mall                                             1970          1998
Voorhees, NJ
--------------------------------------------------------------------------------
Exton Square                          12/1/2008          1973          2000
Exton, PA


--------------------------------------------------------------------------------
The Gallery at Market East                               1977          1983
Philadelphia, PA
--------------------------------------------------------------------------------
Plymouth Meeting Mall                                    1966          1999
Plymouth Meeting, PA
--------------------------------------------------------------------------------
TOTAL/AVERAGE
--------------------------------------------------------------------------------

(1) The lease expiration date for tenants that own their own store is noted as N/A.

(2) A second mortgage will be assumed on the day of the closing.